Exhibit 10.90

Small Business Side Letter

December 31, 2013

Reference is made to that certain Securities Purchase Agreement and Security Agreement (the “Purchase Agreement”), dated as of the date hereof, and as may be amended and in effect from time to time, by and between, among others, FUSION NBS ACQUISITION CORP., a Delaware corporation (“Borrower”), with its principal place of business at 155 Willowbrook Boulevard, Wayne, New Jersey 07470, FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation with its principal place of business at 420 Lexington Avenue, Suite 1718, New York, New York 10170, (“Parent”) each subsidiary from time to time party thereto, PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, LP, a Delaware limited partnership with its principal place of business at 419 Park Avenue South, New York, New York, PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP, a Delaware limited partnership with its principal place of business at 419 Park Avenue South, New York, New York, as a lender and as agent thereunder, PLEXUS FUND II, L.P., a Delaware limited partnership with its principal place of business at 4601 Six Forks Road, Suite 528, Raleigh, North Carolina, PLEXUS FUND III, L.P., a Delaware limited partnership with its principal place of business at 4601 Six Forks Road, Suite 528, Raleigh, North Carolina, PLEXUS FUND QP III, L.P., a Delaware limited partnership with its principal place of business at 4601 Six Forks Road, Suite 528, Raleigh, North Carolina (“______________”), and UNITED INSURANCE COMPANY OF AMERICA, an Illinois corporation with its principal place of business at 1 East Wacker Drive, Chicago, Illinois 6060, pursuant to which, among other things, ______________ has agreed (i) to provide necessary financing to Borrower by making a term loan to Borrower on the terms set forth in the Purchase Agreement and (ii) to purchase from Parent warrants to purchase capital stock of Parent (the “Warrants”), on the terms and conditions set forth in the Purchase Agreement.

__________ is a Small Business Investment Company (“SBIC”) licensed by the United States Small Business Administration (“SBA”).  In order for ______________ to lend to Borrower and purchase the Warrants, it must obtain from Borrower certain representations and rights as set forth below. As a material inducement to ______________ to enter into the Purchase Agreement, Borrower hereby makes the following representations and warranties and agrees to comply with the following covenants:

1. Small Business Matters.

(a) Borrower, together with Borrower’s Affiliates, is a “small business concern” within the meaning of the Small Business Investment Act of 1958, as amended (“SBIA”), and the regulations thereunder, including Title 13, Code of Federal Regulations. § 121.30l(c) because, as of the date hereof, it either:

Check One

☑	(i)
including its affiliates, has a tangible net worth not in excess of $18 million and average net income after Federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years not in excess of $6 million; or

☐	(ii)
 does not exceed the size standard in number of employees or millions of dollars in revenue under the SIC (Standard Industrial Classification) System for the industry in which it, combined with its affiliate, is   primarily engaged; and in which it alone is primarily engaged.

(b) The information set forth in the Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding Borrower and its Affiliates, when delivered to ______________, will be accurate and complete and will be in form and substance acceptable to ______________.  Copies of Forms 480 and 652 shall be completed and executed by Borrower and delivered to ______________ at the Purchase Agreement closing (the “Closing”), and Parts A and B of Form 1031 shall be completed and executed by Borrower and delivered to ______________ within 15 days of the Closing.

(c) The proceeds will be used by Borrower (1) for the purposes described in the Purchase Agreement, and (2) to pay expenses related to the transactions contemplated by the Purchase Agreement.  No portion of such proceeds will be used to provide capital to business ineligible for financing as described in 13 C.F.R. § 107.720.

(d) At Closing or within one year thereafter, no more than 49 percent of the employees or tangible assets of Borrower and its Subsidiaries will be located outside the United States (unless Borrower can show, to SBA’s satisfaction, that the proceeds will be used for a specific domestic purpose).  This subsection (e) does not prohibit such proceeds from being used to acquire foreign materials and equipment or foreign property rights for use or sale in the United States.

(e) Neither Borrower, nor any officer, director, employee or equity owner of the business was or is an Associate (as such term is defined in 13 C.F.R. § 107.50) of ______________.

2. Regulatory Compliance.

(a) Information Rights and Related Covenants.

(i) Borrower shall provide to ______________ or any of its Affiliates and the SBA at such times as ______________ or the SBA may request access to its books and records for the purpose of confirming the use of the proceeds of such financing and for all other purposes required by the SBA.

(ii) Borrower shall provide to ______________ or any of its Affiliates such financial and other information as ______________ or any of its Affiliates may from time to time reasonably request to enable it to comply with the provisions of 13 C.F.R. Section 107.620(b)(1), and such information shall be certified by such Borrower’s President, Chief Executive Officer, Treasurer or Chief Financial Officer as required by 13 C.F.R. Section 107.620(b)(2).

(iii) Prior to the Closing, Borrower shall provide to ______________ or any of its Affiliates and the SBA a certificate of its Chief Financial Officer (1) certifying the use of such proceeds and (2) certifying compliance by such Borrower with the provisions of this letter (provided that such certificate may be truthfully given).

(iv) Within 45 days after the end of each fiscal year of Borrower, Borrower shall provide to ______________ or any of its Affiliates a written assessment, in form and substance reasonably satisfactory to ______________, of the economic impact of ______________'s financing hereunder, specifying the full-time equivalent jobs created or retained, the impact of the financing on the consolidated revenues and profits of the Business and on taxes paid by the Business and its employees (See 13 CFR § 107.630(e)).

(v) Upon the request of ______________ or any of its Affiliates, Borrower will (A) provide to such Person such financial statements and other information as such Person may from time to time reasonably request for the purpose of assessing such Borrower's financial condition and (B) furnish to such Person all information reasonably requested by it in order for it to prepare and file SBA Form 468 and any other information reasonably requested or required by any governmental agency asserting jurisdiction over such Person.

(vi) For a period of one year following the date hereof, neither Borrower nor any of its Subsidiaries will change its business activity if such change would render Borrower ineligible to receive financial assistance from an SBIC under the SBIA and the regulations thereunder (within the meanings of 13 CFR §§ 107.720 and 107.760(b)).

(vii) Borrower shall at all times comply with the non-discrimination requirements of 13 CFR Parts 112, 113 and 117.

3. Definitions.

(a) “Affiliate” shall have the meaning set forth in Title 13, Code of Federal Regulations. § 121.103.

(b) “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

(d) “Subsidiary” means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries.

4. Miscellaneous.

(a) This letter may be executed in counterparts, each of which shall be an original and both of which taken together shall constitute one and the same instrument.

(b) This letter shall be governed by the laws of the State of New York (without giving effect to the conflicts of laws principles thereof).

[SIGNATURE PAGES FOLLOW]

 IN WITNESS WHEREOF, the parties have caused this letter to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

FUSION NBS ACQUISITION CORP. By:_______________________________ Name: Title:

 [Signature Page to ______________ SBA Letter]

__________________

By:   _____________________

By:  __________________________________
Name:
          Title:

 [Signature Page to ______________ SBA Letter]